POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned director or officer of
Laidlaw International, Inc., a Delaware corporation (the "Company"), does hereby severally make, constitute and appoint Beth Byster Corvino, Executive Vice
President, General Counsel and Corporate Secretary of the Company, and Douglas
A. Carty, Executive Vice President and Chief Financial Officer of the Company,
or any of them, her true and lawful attorney to execute, deliver and file, for an on her behalf, any and all reports on Forms 3, 4 and 5 relating to beneficial ownership of securities issued by the Company, until such date as the undersigned ceases to be required to file such reports.

	IN WITNESS WHEREOF, the undersigned has hereunto executed this Power of Attorney this 15th day of June, 2006.





                                         /s/Mary B. Jordan
                                         Signature



                                          Mary B. Jordan
                                          Print Name



STATE OF Illinois

COUNTY OF DuPage

	On this 15th day of June, 2006, Mary B. Jordan personally appeared before me, and acknowledged that she executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                          /s/Joyce M. Snyder
                                          Notary Public



                                          October 11, 2008
                                          My Commission Expires: